News Release
FOR IMMEDIATE RELEASE

TEREX ANNOUNCES FIRST QUARTER 2016 RESULTS

WESTPORT, CT, April 26, 2016 -- Terex Corporation (NYSE: TEX) today announced a first quarter 2016 loss from continuing operations of $74.2 million, or $0.68 per share, on net sales of $1.4 billion. In the first quarter a year ago, the reported loss from continuing operations was $2.1 million, or $0.02 per share, on net sales of $1.5 billion. On an as adjusted basis, the first quarter loss from continuing operations was $5.6 million, or $0.05 per share, excluding after-tax charges totaling $59.7 million related to severance and restructuring actions, as well as $8.9 million related to ongoing merger and acquisition activities. The Glossary at the end of this press release contains further details regarding these items.

“Our first quarter results were in-line with our expectations,” said John L. Garrison, Terex President and CEO. “Our Cranes and Material Handling & Port Solutions (MHPS) segments had a challenging quarter, impacted by soft markets. Our Aerial Work Platforms (AWP), Materials Processing (MP) and Construction segments executed well and delivered results that were consistent with or better than last year, on an adjusted basis.”

Mr. Garrison continued, “Our customers remain cautious in the current global environment. Overall the markets are challenging, but there are pockets of opportunity. Most of our AWP North American rental customers are cautious about their capital requirements, managing time utilization of their fleet and rental rates. The impact from the oil and gas and resource sector declines continue to constrain global demand for many of our products, Crane products in particular. We remain focused on what we can control and have initiated a broad-based restructuring program in the quarter to reduce our SG&A costs and align production capacity with demand. We maintain our full year guidance, expecting 2016 earnings per share to be between $1.30 and $1.60, excluding restructuring and other unusual items, and net sales to be about 10% lower than 2015.”

The current and prior period results reflect the re-segmentation of our scrap material handling business from Construction into MP, and part of the North American services business from Cranes to MHPS and AWP.

All results are for continuing operations. All per share amounts are on a fully diluted basis. A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Certain financial measures are shown in italics the first time referenced and are described in the text or the Glossary at the end of this press release.

Conference call

The Company has scheduled a one hour conference call to review the financial results on Wednesday, April 27, 2016 at 8:30 a.m. ET. John L. Garrison, President and CEO, will host the call. A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” in the “About Terex” section on the home page and then click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Contact Information:

Tom Gelston
Vice President, Investor Relations
Phone: 203-222-5943
Email: thomas.gelston@terex.com

Forward-Looking Statements
This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: Our business is cyclical and weak general economic conditions affect the sales of our products and financial results; the effect of the announcement and pendency of the merger with Konecranes Plc (“Konecranes”) and the non-binding proposal from Zoomlion Heavy Industry Science and Technology Co. on our customers, employees, suppliers, vendors, distributors, dealers retailers, operating results and business generally, and the diversion of management’s time and attention; our ability to successfully integrate acquired businesses, including the pending merger with Konecranes; the need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is very competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; our providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; the carrying value of goodwill and other indefinite-lived intangible assets could become impaired; our ability to obtain parts and components from suppliers on a timely basis at competitive prices; our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, intellectual property claims, class action lawsuits and other liabilities; our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”); disruption or breach in our information technology systems; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

Terex Corporation is a lifting and material handling solutions company reporting in five business segments: Aerial Work Platforms, Cranes, Material Handling & Port Solutions, Materials Processing and Construction. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months
	Ended March 31,
	2016	2015
Net sales	$1,426.9	$1,495.6
Cost of goods sold	(1,203.4)	(1,219.0)
Gross profit	223.5	276.6
Selling, general and administrative expenses	(265.2)	(232.4)
Income (loss) from operations	(41.7)	44.2
Other income (expense)
Interest income	1.3	1.0
Interest expense	(25.2)	(29.5)
Other income (expense) – net	(3.8)	(5.6)
Income (loss) from continuing operations before income taxes	(69.4)	10.1
(Provision for) benefit from income taxes	(5.0)	(11.6)
Income (loss) from continuing operations	(74.4)	(1.5)
Gain (loss) on disposition of discontinued operations- net of tax	3.4	3.1
Net income (loss)	(71.0)	1.6
Net loss (income) attributable to noncontrolling interest	0.2	(0.6)
Net income (loss) attributable to Terex Corporation	$(70.8)	$1.0
Amounts attributable to Terex Corporation common stockholders:
Income (loss) from continuing operations	$(74.2)	$(2.1)
Gain (loss) on disposition of discontinued operations – net of tax	3.4	3.1
Net income (loss) attributable to Terex Corporation	$(70.8)	$1.0
Basic Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$(0.68)	$(0.02)
Gain (loss) on disposition of discontinued operations – net of tax	0.03	0.03
Net income (loss) attributable to Terex Corporation	$(0.65)	$0.01
Diluted Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$(0.68)	$(0.02)
Gain (loss) on disposition of discontinued operations – net of tax	0.03	0.03
Net income (loss) attributable to Terex Corporation	$(0.65)	$0.01
Weighted average number of shares outstanding in per share calculation
Basic	108.8	106.3
Diluted	108.8	106.3

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	March 31,	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$323.6	$466.5
Trade receivables (net of allowance of $24.9 and $29.6 at March 31, 2016 and December 31,2015, respectively)	1,018.6	939.2
Inventories	1,554.3	1,445.7
Prepaid assets	256.9	221.4
Other current assets	6.8	67.4
Total current assets	3,160.2	3,140.2
Non-current assets
Property, plant and equipment – net	689.1	675.8
Goodwill	1,062.6	1,023.2
Intangible assets – net	255.3	249.5
Other assets	570.3	527.3
Total assets	$5,737.5	$5,616.0

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current portion of long-term debt	$162.0	$80.2
Trade accounts payable	751.9	737.7
Accrued compensation and benefits	217.5	188.2
Accrued warranties and product liability	73.0	68.3
Customer advances	162.5	142.7
Other current liabilities	267.7	241.5
Total current liabilities	1,634.6	1,458.6
Non-current liabilities
Long-term debt, less current portion	1,668.9	1,729.9
Retirement plans	387.5	375.7
Other non-current liabilities	157.3	139.8
Total liabilities	3,848.3	3,704.0
Commitments and contingencies
Stockholders’ equity
Common stock, $.01 par value – authorized 300.0 shares; issued 129.5 and 128.8 shares at March 31, 2016 and December 31, 2015, respectively	1.3	1.3
Additional paid-in capital	1,269.9	1,273.3
Retained earnings	2,026.1	2,104.6
Accumulated other comprehensive income (loss)	(591.2)	(649.6)
Less cost of shares of common stock in treasury – 21.0 and 21.1 shares at March 31, 2016 and December 31, 2015, respectively	(851.0)	(852.2)
Total Terex Corporation stockholders’ equity	1,855.1	1,877.4
Noncontrolling interest	34.1	34.6
Total stockholders’ equity	1,889.2	1,912.0
Total liabilities and stockholders’ equity	$5,737.5	$5,616.0

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Three Months
	Ended March 31,
	2016	2015
Operating Activities
Net income (loss)	$(71.0)	$1.6
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	29.9	32.9
Changes in operating assets and liabilities (net of effects of acquisitions and divestitures):
Trade receivables	(57.7)	(101.4)
Inventories	(93.3)	(132.7)
Trade accounts payable	4.2	49.8
Customer advances	16.6	36.6
Other, net	42.1	2.5
Net cash provided by (used in) operating activities	$(129.2)	$(110.7)
Investing Activities
Capital expenditures	(22.2)	(26.2)
Other investing activities, net	(3.7)	(24.1)
Net cash (used in) provided by investing activities	(25.9)	(50.3)
Financing Activities
Net cash provided by (used in) financing activities	2.7	64.5
Effect of Exchange Rate Changes on Cash and Cash Equivalents	9.5	(30.4)
Net Increase (Decrease) in Cash and Cash Equivalents	(142.9)	(126.9)
Cash and Cash Equivalents at Beginning of Period	466.5	478.2
Cash and Cash Equivalents at End of Period	$323.6	$351.3

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q1
	2016		2015
		% of		% of
		Net Sales		Net Sales
Consolidated
Net sales	$1,426.9		$1,495.6
Income (loss) from operations	$(41.7)	(2.9)%	$44.2	3.0%

AWP
Net sales	$520.7		$517.5
Income from operations	$38.1	7.3%	$44.6	8.6%

Cranes
Net sales	$307.3		$353.3
Income (loss) from operations	$(16.6)	(5.4)%	$2.4	0.7%

MHPS
Net sales	$317.7		$344.3
Loss from operations	$(61.8)	(19.5)%	$(4.4)	(1.3)%

MP
Net sales	$177.3		$181.1
Income from operations	$10.1	5.7%	$9.3	5.1%

Construction
Net sales	$142.5		$122.2
Income (loss) from operations	$1.3	0.9%	$(3.6)	(2.9)%

Corp & Eliminations
Net sales	$(38.6)		$(22.8)
Loss from operations	$(12.8)	33.2%	$(4.1)	18.0%

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except per share data and percentages), and are as of or for the period ended March 31, 2016, unless otherwise indicated.

After-tax gains or expense and per share amounts (Loss from continuing operations as adjusted) are calculated using pre-tax amounts, applying a tax rate based on jurisdictional rates to arrive at an after-tax amount. This number is divided by diluted weighted average shares outstanding to provide the impact on earnings per share. The Company highlights the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of operating activities in the periods.

Q1 2016	Pre-Tax	Tax Rate	After-Tax	EPS*
Merger Related	$(10.5)	**	$(8.9)	$(0.08)
Restructuring & Related	(64.1)	**	(59.7)	(0.55)
Total Effects	$(74.6)		$(68.6)	$(0.63)

* Based on diluted weighted average shares outstanding of 108.8M
** Based on a jurisdictional blend

Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com